                              EXHIBIT 99

                        Joint Filer Information

Designated Filer:              BLUM CAPITAL PARTNERS, L.P.

Statement for Month/Day/Year:  March 1, 2007

Issuer & Symbol:               Avid Technology, Inc. (AVID)

Address of each Reporting Person for this Form 4:

   909 Montgomery Street, Suite 400, San Francisco, CA  94133

Relationship to Issuer of each Reporting Person:  10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

March 5, 2007

RICHARD C. BLUM & ASSOCIATES, INC.      BLUM CAPITAL PARTNERS, L.P.

                                        By: Richard C. Blum & Associates, Inc.,

                                            its general partner

By:  /s/ Gregory D. Hitchan             By: /s/ Gregory D. Hitchan

     -----------------------              -------------------------

     Gregory D. Hitchan                    Gregory D. Hitchan

     Partner, Chief Operating Officer,     Partner, Chief Operating Officer,

     General Counsel and Secretary         General Counsel and Secretary

BK CAPITAL PARTNERS IV, L.P.

STINSON CAPITAL PARTNERS, L.P.

STINSON CAPITAL PARTNERS II, L.P.

STINSON CAPITAL PARTNERS (QP), L.P.

STINSON CAPITAL PARTNERS A, L.P

STINSON CAPITAL PARTNERS D, L.P

STINSON CAPITAL PARTNERS L, L.P.

STINSON CAPITAL PARTNERS M, L.P.

STINSON DOMINION, L.P.

By: BLUM CAPITAL PARTNERS, L.P.,

    its general partner

By: Richard C. Blum & Associates, Inc.,

     its general partner

By:  /s/ Gregory D. Hitchan

    ------------------------

     Gregory D. Hitchan

     Partner, Chief Operating Officer,

     General Counsel and Secretary